Alkaline Water Co. Updates Corporate Presentation on Website
Graphically Highlighting 2014 Store and Sales Growth

SCOTTSDALE, AZ – (MARKETWIRED – October 10, 2014) – The Alkaline Water Company Inc. (OTCQB: WTER) (the “Company”), developers of an innovative state of the art proprietary electrolysis beverage process, packaged and sold in 700ml, 1/2, 1 or 3 liter and 1 gallon sizes under the trade name Alkaline88, wishes to advise that following recent announcements regarding the success of its national expansion program, the Company has published an updated corporate presentation on its website that details the many milestones recently achieved.

With Alkaline88 now available in 49 States and the District of Columbia, the Company felt it important to offer additional insights outlining the brand penetration into over 8,500 retail outlets across the nation which now sell Alkaline88 to a growing national consumer base.

The updated corporate presentation is available for download or viewing at: www.thealkalinewaterco.com.

Company President & CEO, Steven Nickolas comments, “As we continue to grow the Alkaline88 brand across the country we feel it is important that we update our corporate website presentations periodically. It is often said “a picture is worth a thousand words” and these slides help the public better visualize and translate our many announcements into a meaningful picture of the hard work we have invested in the success of the Alkaline88 brand.

This presentation among other things graphically displays our exponential growth in store count and sales. We are proud that we are now in over 8,500 stores across the country and GAAP sales during the quarter ending September 30, 2014 exceeded $1,000,000. We fully expect to be in over 20,000 stores within the next twelve months as we continue our national expansion. The story continues to be a great one and we all look forward to working with our retail and distribution partners to make Alkaline88 the number one alkaline water brand in the country. “

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company, Inc. (OTCQB: WTER)
The Alkaline Water Company Inc. has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The company is focused on the business of distributing and marketing the retail sale of its cost-effectively packaged Alkaline88 water beverage products. Visit us at:www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88's premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged three liter and one gallon sizes (plus 700ml in select markets). The Alkaline Water Company Inc. is currently in the midst of a national mass markets expansion program and is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company's expectation to be in over 20,000 stores within the next twelve months as the Company continues its national expansion and the statement that the Company looks forward to working with its retail and distribution partners to make Alkaline 88 the number one alkaline water brand in the country. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

WTER Investor Relations
Phone: +1.480.656.2423
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com